SECURITIES AND EXCHANGE COMMISSION
                                       Washington, D.C. 20549

                                            SCHEDULE 14A
                                           (Rule 14a-101)

                                       INFORMATION REQUIRED IN
                                           PROXY STATEMENT

                                      SCHEDULE 14A INFORMATION

                            Proxy Statement Pursuant to Section 14(a) of
                                 the Securities Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement

[ ] Confidential, for Use of the Commission Only
    (as  permitted by Rule 14a-6(e)(2)

[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or
                                          Rule 14a-12

                                      GENERAL HOUSEWARES CORP.

Payment of filing fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules
    14a-6(i)(4) and 0-11.

        (1) Title of each  class of  securities  to which  transaction  applies:

         -----------------------------------------------------------------------

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        (2)  Aggregate  number  of  securities  to  which  transaction  applies:

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                                                  --------------

        ------------------------------------------------------------------------

        (4) Proposed maximum aggregate value of transaction:
                                                            --------------------

        ------------------------------------------------------------------------

        (5) Total fee paid:
                           -----------------------------------------------------

        ------------------------------------------------------------------------

[ ] Fees paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:
                                ------------------------------------------------

     (2) Form, schedule or registration statement no.:
                                                      --------------------------

     (3) Filing party:
                      ----------------------------------------------------------

     (4) Date filed:
                    ------------------------------------------------------------

GENERAL HOUSEWARES CORP.
1536 BEECH STREET, P.O. BOX 4066, TERRE HAUTE, INDIANA 47804 o(812)232-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 2, 1995

To the Holders of the Company's Common Stock:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GENERAL HOUSEWARES CORP., a Delaware corporation (the "Company"), will be held at the Las Vegas Convention Center, 3150 Paradise Road, Las Vegas, Nevada, on Tuesday, May 2, 1995, at 10:00 a.m. (local time) for the following purposes:

     1.   To elect three directors;

     2. To transact such other business as may properly come before the meeting.

     Only holders of record of the Company's Common Stock at the close of business on March 13, 1995 are entitled to notice of, and will be entitled to vote at, the meeting and any adjournment or adjournments thereof.

     Holders of Common Stock are urged to date, sign and return the enclosed form of proxy at their earliest convenience, even if they plan to attend the meeting. A return envelope is enclosed for this purpose which requires no postage if mailed in the United States.

                                             By Order of the Board of Directors,

                                                             GORDON R. ERICKSON,
                                                                      Secretary.

Dated: March 31, 1995

                            GENERAL HOUSEWARES CORP.
  1536 BEECH STREET, P.O. BOX 4066, TERRE HAUTE, INDIANA 47804 o(812)232-1000

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 2, 1995

     The accompanying proxy is solicited by the Board of Directors of General Housewares Corp. (the "Company") for use at the Annual Meeting of Stockholders to be held at the Las Vegas Convention Center, 3150 Paradise Road, Las Vegas, Nevada, on Tuesday, May 2, 1995, at 10:00 a.m. (local time) (and at any adjournment or adjournments thereof), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders ("Annual Meeting"). The approximate date on which this Proxy Statement and form of proxy will be first given or mailed to stockholders is March 31, 1995.

     Only holders of record of the Company's Common Stock, par value $.33 1/3 per share, at the close of business on March 13, 1995, will be entitled to vote at the meeting. At that date there were issued and outstanding 3,743,414 shares of Common Stock, the holders of which are entitled to one vote per share on all matters, including the election of directors.

     Any stockholder giving a proxy is empowered to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. Any stockholder may still attend the meeting and vote in person, regardless of whether he has previously given a proxy, but presence at the meeting will not revoke his proxy unless such stockholder votes in person.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     Except as otherwise indicated, the following table sets forth as of March 13, 1995, to the knowledge of the Company, information as to the beneficial ownership of the Company's Common Stock by (i) persons that own beneficially more than 5% of the outstanding Common Stock of the Company, (ii) each director and nominee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors, nominees and all executive officers as a group. Except as otherwise indicated, all beneficial ownership reflected in the table represents sole voting and investment power as to Common Stock and information is provided throughout this proxy statement only with respect to the periods of time during which the indicated persons held the specified position or relationship with the Company.

                                                  AMOUNT
                                                  BENEFICALLY         PERCENT OF
                                                  OWNED               CLASS

(a)  Holders of more than 5% of Common Stock

Gabelli Funds, Inc.
  One Corporate Center
  Rye, NY  10580-1434                             607,000             16.21

Dimensional Fund Advisors, Inc.
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA  90401                         244,280              6.31

Gangelhoff Enterprises Trust
  1405 West Farm Road
  Chaska, MN  55318                               417,517              11.1

Investment Counselors of Maryland
  803 Cathedral Street
  Baltimore, MD  21201                            195,000               5.0


(b)  Directors and Nominees

Charles E. Bradley                                  4,100              <F1>

John S. Crowley                                    10,810              <F1>

Thomas L. Francis                                   3,512              <F1>

Joseph Hinsey IV                                    2,562              <F1>

Ann Manix                                           1,500              <F1>

John H. Muller, Jr.                                10,078  <F2>        <F1>

Phillip A. Ranney                                   3,434              <F1>

Paul A. Saxton                                    103,067  <F3>        2.7





                                      -3-


(c)  Named Executive Officers other than
     Paul A. Saxton

Gordon R. Erickson                                 19,076  <F4>        <F1>

Stephen M. Evans                                   13,176  <F5>        <F1>

Scott A. Fawcett                                    2,000  <F6>        <F1>

Robert L. Gray                                     26,666  <F7>        <F1>


(d)  All Directors, Nominees and Executive
     Officers as a Group (12 persons
     including the above)

<F1>   Less than 1% of class.

<F2>   Of such shares, Mr. Muller's wife, Marie S. Muller,  owns 280 shares. Mr.
       Muller disclaims beneficial ownership of such shares. Includes 5,000 shares of Common Stock which may be acquired currently or within 60 days upon exercise of options; there is no voting or investment power with respect to such shares until exercise.

<F3>   Of such shares,  Mr. Saxton's wife,  Kathleen Saxton,  owns 1,000 shares.
       Mr. Saxton disclaims beneficial ownership of such shares. Includes 74,001 shares of Common Stock which may be acquired currently or within 60 days upon exercise of options; there is no voting or investment power with respect to such shares until exercise.

<F4>   Of such shares,  Mr.  Erickson's  wife,  Eva  Erickson,  owns 500 shares.
       Includes 11,666 shares of Common Stock which may be acquired currently or within 60 days upon exercise of options; there is no voting or investment power with respect to such shares until exercise.

<F5>   Includes 11,666 shares of Common Stock which may be acquired currently or within 60 days upon exercise of options; there is no voting or investment power with respect to such shares until exercise.

<F6>   Mr. Fawcett resigned on February 10, 1995.

<F7>   Includes 22,666 shares of Common Stock which may be acquired currently or within 60 days upon exercise of options; there is no voting or investment power with respect to such shares until exercise.


                             ELECTION OF DIRECTORS

     Under the Company's By-Laws, its directors are divided into three classes, each class to be elected at successive annual meetings for terms of three years. The number of directorships was fixed at eight at the Regular Meeting of the Board of Directors held on February 8, 1994. The three directors whose terms will expire at the 1995 Annual Meeting are John S. Crowley, John H. Muller, Jr., and Paul A. Saxton. John S. Crowley, John H. Muller, Jr., and Paul A. Saxton have been nominated by the Board of Directors to stand for election as directors at the Annual Meeting and until their successors are duly elected and shall qualify. Pursuant to an Employment and Consulting Agreement dated July 1, 1990, Mr. Muller is to serve as a director, subject to applicable law, through the period ending June 30, 1995. While his nomination to continue as a member of the Board of Directors is for the traditional 3-year term that is specified in the Company's By-Laws, Mr. Muller has indicated an intention to step down as a director when he reaches age 72 in May 1996. Upon his withdrawal, the Board will either fill the vacancy thus created by electing a new director to serve for the remainder of Mr. Muller's term or eliminate the vacancy by reducing the size of the Board.

     At the Annual Meeting, the accompanying proxy, if properly executed and returned, will be voted (absent contrary instructions) in favor of electing as directors these three nominees. Should any one or more of these nominees become unable to accept nomination or election, which the Board of Directors has no reason to believe will be the case, the persons named in the enclosed form of proxy will vote for the election of such person or persons as the Board of Directors may nominate. The other persons listed below will continue in office as directors until the expiration of their terms and until their successors are duly elected and shall qualify.

     A plurality of the votes of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the meeting on the election of directors is required for the election of directors. For this purpose, a stockholder voting through a proxy who withholds authority to vote as to all nominees for election as directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect a negative vote.


INFORMATION ON NOMINEES AND INCUMBENT DIRECTORS

                                                       SERVED AS
                                                       DIRECTOR
     NAME                                              SINCE          AGE

Nominees for Election to Term Expiring in 1998:


     John S. Crowley...................................1980...........71
     John H. Muller, Jr................................1967...........70
     Paul A. Saxton....................................1987...........56

Directors Whose Term Expires in 1996:

     Charles E. Bradley................................1967...........65
     Thomas L. Francis.................................1990...........65
     Phillip A. Ranney.................................1990...........58


Directors Whose Term Expires in 1997:

     Joseph Hinsey IV..................................1992...........63
     Ann Manix.........................................1994...........42



     Mr. Bradley has been President of Stanwich Partners, Inc. (private investment banking firm) for more than five years. He is also a director of The Triangle Corporation, DeVlieg Bullard, Inc., Sanitas, Inc., Texon Energy Corporation, Consumer Portfolio Services, Inc. and Chatwins Group, Inc.

     Mr. Crowley was President of Round Hill Associates Management Company (private investment group) for more than five years and Managing Director of Saugatuck Associates, Inc. (the management company of a private risk capital partnership) from 1987 to 1993. Prior thereto, he was Executive Vice President and a director of Xerox Corporation from 1977 until mid 1982. He is presently a private investor. He is also a director of Morgan Products, Ltd.

     Mr. Francis has been Chairman of the Board, Chief Executive Officer and President of CDI, Inc. (a privately-owned firm engaged in general construction and real estate development) for more than five years. He is also a director of Merchants National Bank.

     Mr. Hinsey is a Professor at the Harvard University Graduate School of Business Administration holding the H. Douglas Weaver Professor of Business Law Chair. Prior to joining the Harvard Business School senior faculty in 1987, he was a Partner of the law firm of White & Case for many years.

     Ms. Manix has been President of M & C Enterprises, a marketing and management consulting firm working with Fortune 500 companies, since January 1993. In 1992, Ms. Manix was General Manager of King, Chapman, Broussard & Gallagher, a process management consulting firm. From 1988 until 1991, Ms. Manix served as President and Chief Executive Officer of Hallen Company, a Houston-based consumer products manufacturing and marketing company specializing in wine and dining accessories.

     Mr. Muller was Chairman of the Board of the Company from 1967 to June 24, 1992; was President from 1967 to August 1989 and Chief Executive Officer from 1967 to July 1990. He is also a director of Capital Cities/ABC, Inc.

     Mr. Ranney has been a partner in the Cleveland, Ohio law firm of Schneider, Smeltz, Ranney & LaFond for more than five years.

     Mr. Saxton has been Chairman of the Company since June 24, 1992; Chief Executive Officer since July 1, 1990 and President since August 1989. He was Executive Vice President from September 1987 to August 1989. He is also a director of AP&S Clinic LLC.

INFORMATION ON COMMITTEES OF THE BOARD OF DIRECTORS

     During 1994, the Board of Directors held ten meetings and there were thirteen meetings of committees of the Board. No incumbent director attended fewer than 75 percent of the total number of meetings of the Board and of the committees of which the director was a member. Management does not regard attendance at meetings in a particular year to be an adequate criterion to evaluate the contribution made by a director to the Company. In addition to attending Board and committee meetings, directors studied matters and documents affecting the Company and had numerous discussions with management at times other than the meetings.

     The standing committees of the Board of Directors include audit and compensation committees but do not include a nominating committee.

     The Audit Committee monitors the activities of the Company's independent public accountants, receives reports concerning the Company's internal accounting controls, reviews the fees to be paid to the Company's independent public accountants, confers as to the financial statements when the audit is completed and reports on such activities to the full Board of Directors. Its members are Joseph Hinsey IV (Chairman), Ann Manix and John H. Muller, Jr. During 1994, the Audit Committee held six meetings.

     The Compensation Committee approves the compensation of officers of the Company and has overall responsibility for the Company's compensation policies for senior management. Its members are Charles E. Bradley (Chairman), John S. Crowley and Phillip A. Ranney. The Compensation Committee held two meetings during 1994.

REMUNERATION OF NON-MANAGEMENT DIRECTORS

     The directors of the Company who are not employees receive an annual retainer of $10,000 per year, plus fees of $1,000 for each meeting of the Board of Directors or meeting of the committees which they attend and $250 for each meeting of the Board of Directors or meeting of the committees held by telephone conference in which they participate.

     Pursuant to the Addendum to 1993 Key Employees' Incentive Stock Plan, adopted by the Board of Directors and approved by the stockholders of the Company at the Annual Meeting held on May 10, 1994, the seven non-management directors were each awarded 1,500 shares of restricted Common Stock. The restricted period will end with respect to 500 shares on the dates on which the Company's Annual Meeting is held in 1995, 1996 and 1997 for each of the non-management directors who continue as directors on such dates.

     In addition to remuneration as a non-management director, Mr. Muller has another arrangement with the Company. In connection with Mr. Muller's decision to reduce his day-to-day involvement in the business of the Company and, in consideration of the Company's desire to utilize his experience while the duties and responsibilities of the Chief Executive Officer were assumed by Mr. Saxton and to prevent his competing with the Company following his employment by the Company, the Company entered into an Employment and Consulting Agreement (the "Agreement") with him on July 1, 1990. As of July 1, 1992, Mr. Muller began his consulting role for the period ending June 30, 1995 at an annual fee of $50,000 for up to 50 days of consultation per annum. To the extent that consulting services are provided by him in excess of 50 days, Mr. Muller is paid $1,000 per day. During 1994, Mr. Muller did not provide consulting services in excess of 50 days. During the term of the Agreement, Mr. Muller is provided with the employee benefits enjoyed by him during the 12 months ended June 30, 1990. In addition to payments pursuant to the Company's pension plan for non-bargaining unit employees, Mr. Muller began receiving, as of July 1, 1992, a supplemental pension benefit of $3,424 monthly to compensate him for the benefit that would otherwise be payable to him under the Company's pension plan, but for the limitations contained in the Internal Revenue Code of 1986, as amended.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote "FOR" the nominees for director named herein.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation received at the end of each year for the three fiscal years ended December 31, 1994 by the Company's Chief Executive Officer and the four most highly paid executive officers who were serving as executive officers at the end of the year, other than the Chief Executive Officer.


                           SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION
                                                                               LONG TERM
                                                                               COMPENSATION    ALL OTHER
NAME AND                                                    OTHER ANNUAL       OPTIONS         COMPENSATION
PRINCIPAL POSITION       YEAR      SALARY ($)     BONUS ($) COMPENSATION ($)   (#)             ($)<F2>

Paul A. Saxton           1994      $252,000       $57,078        0                0              4,500
Chairman & CEO           1993       252,000        21,168        0             18,000            4,497
                         1992       222,000        29,082        0              9,500            4,364

Gordon R. Erickson       1994       102,000        19,635        0                0            115,524<F3>
General Counsel          1993       102,000         7,140        0              9,000          103,673<F3>
Secretary                1992        94,000        10,246        0              5,500           57,619<F3>

Stephen M. Evans         1994       109,000        20,983        0                0              3,499
Controller               1993       109,000         7,630        0              9,000            3,597
                         1992       100,000        10,900        0              5,500            3,852

Scott A. Fawcett         1994       148,000        28,490        0                0              4,500
Vice President           1993       148,000        10,360        0             12,000            4,497
                         1992       133,000        14,497        0              5,500            4,364

Robert L. Gray           1994       148,000        28,490        0                 0             4,500
Vice President           1993       148,000        10,360   81,913 <F1>        12,000            4,497
                         1992       133,000        14,497   28,560 <F1>         5,500            4,364


<F1>   Includes $18,567 of relocation expenses in 1992 and $76,273 in 1993.

<F2>   Amounts  shown  consist  solely of the  Company's  matching  401(k)  Plan contributions unless otherwise noted.

<F3>   Includes  legal fees of $112,250,  $100,306 and $54,000 paid with respect to 1994, 1993 and 1992, respectively, pursuant to the arrangement described under Certain Relationships and Related Transactions below.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                  AND FISCAL YEAR-END OPTION/SAR VALUES TABLE

     The following table provides information on stock options exercised during 1994 and the value of the unexercised options held at December 31, 1994 by the named executive officers.

                                                   NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS AT
                                                   OPTIONS/SAR'S                    12/31/94
                                                   AT 12/31/94 (#)                  ($)<F1>
                     SHARES
                     ACQUIRED ON    VALUE
NAME                 EXERCISE(#)    REALIZED($)    EXERCISABLE(#) UNEXERCISABLE(#)  EXERCISABLE($) UNEXERCISABLE($)

Paul A. Saxton       8,333          $21,874        80,667         15,167            $349,755       $11,292
Gordon R. Erickson                                 11,666          7,834              21,667         5,709
Stephen M. Evans                                   11,666          7,834              21,667         5,709
Scott A. Fawcett     2,000            7,000        13,333          9,834              27,127         7,459
Robert L. Gray                                     22,666          9,834              54,542         7,459


<F1>   The closing price of the Company's  Common Stock on December 31, 1994 was
       $14.00. The numbers shown reflect the value of options accumulated over a seven year period.


                               PENSION PLAN TABLE

     The table that follows shows the estimated annual benefits payable upon retirement to the Company's employees not represented by a union under the Company's defined benefit plan.

               10             15             20             25
               YEARS OF       YEARS OF       YEARS OF       YEARS OF
REMUNERATION   SERVICE        SERVICE        SERVICE        SERVICE

$75,000        $13,300        $19,950        $26,600        $33,275
100,000         18,100         27,150         36,200         45,275
125,000         22,900         34,350         45,800         57,275
150,000         27,700         41,550         55,400         69,275
175,000         32,500         48,750         65,000         81,275
200,000         37,300         55,950         74,600         93,275
225,000         42,100         63,150         84,200        105,275
250,000         46,900         70,350         93,800        117,275
275,000         51,700         77,550        103,400        120,000
300,000         56,500         84,750        113,000        120,000
325,000         61,300         91,950        118,800        120,000
350,000         66,100         99,150        118,800        120,000

     Effective January 1, 1994, compensation used for benefit calculations is limited to $150,000 per year (as adjusted from time to time by the Internal Revenue Service). To the extent that the annual benefits payable as reflected in the foregoing Pension Plan Table are so limited by the Internal Revenue Service, the named executive officers will receive supplemental pension payments upon retirement after January 1, 1995 equal to the amount of the annual benefit not payable under the Plan because of the limitation imposed by the Internal Revenue Service.

     The above calculations used the covered compensation of someone born in 1929.

     The Plan provides retirement benefits based upon Years of Service limited to 25 years and Average Monthly Compensation. Average Monthly Compensation is the average compensation (compensation means basic salary received, including overtime, bonuses and incentive compensation received, and other similar types of payment prior to any reduction pursuant to any Company profit-sharing plan) for the highest five consecutive years of compensation during the last ten years preceding retirement. The amount of compensation used for 1994 in determining Average Monthly Compensation of each executive officer named in the Summary Compensation Table is the aggregate amount shown in the salary and bonus columns of the Table. Years of Service for retirement benefits purposes are: Mr. Saxton, 7 years; Mr. Erickson, 21 years; Mr. Evans, 25 years; Mr. Fawcett, 10 years, and Mr. Gray, 5 years. Under the Plan's benefit formula, effective January 1, 1989, at the Normal Retirement Age of 65, a participant may retire without any benefit reduction due to age and would receive a monthly benefit equal to the sum of (i) 1.47% of the Average Monthly Compensation and (ii) .45% of the Average Monthly Compensation in excess of Social Security Covered Compensation times Years of Service. In no event, however, would the benefit under the formula stated above be less than the benefit accrued under the terms of the Plan in effect as of December 31, 1988. A participant is 100% vested in the pension benefit after five years of service.

                    RETIREMENT AND TERMINATION ARRANGEMENTS

     In connection with Mr. Saxton's employment, the Company agreed to supplement the retirement benefits payable following his retirement by an amount calculated as if each year of actual service equaled 1.5 Years of Service, less the retirement benefits paid under the Plan.

     The Severance Compensation Plan provides for special severance benefits to employees, designated by the Board, in the event of their termination of employment, for whatever reason, during the 24-month period following the acquisition by any person or group of beneficial ownership of 21% of the Company's outstanding shares or change in the composition of the Board during any two-year period resulting in a majority turnover where election or nomination of the new directors was not approved by at least two-thirds of the directors then still in office who were directors at the beginning of such period. The benefit, which is payable within ten days of termination of employment, shall equal three times (i) current base salary, (ii) the highest bonus received during the past five years, and (iii) certain annual medical insurance premiums; provided, however, such amount may not exceed the maximum amount that may be paid without incurring the adverse tax consequences imposed upon such benefits by the Internal Revenue Code of 1986, as amended (in general, approximately 300% of the employee's average total compensation income for the five preceding calendar years). In certain circumstances, the Plan may be amended or terminated at any time by the Board. The Board has designated all of the executive officers named in the Summary Compensation Table to participate in the Plan.

     In connection with Mr. Saxton's becoming an employee in September 1987, the Company agreed to continue payments to him for a period up to 12 months equal to his annualized basic salary in effect prior to the Company's termination of his employment before attaining age 64. In addition, the Company agreed to continue his medical and life insurance benefits for the same period to the extent that he could be continued as an employee. These payments would not be paid if benefits are paid under the Severance Compensation Plan described above or the Company's long term disability plan. The payments would terminate upon Mr. Saxton's death or his entering a new employment relationship. In connection with Mr. Gray's becoming an employee in April 1990, the Company agreed to continue payments for a period up to 12 months equal to his annualized basic salary in the event of the Company's termination of his employment.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and the Performance Graph on page 12 shall not be incorporated by reference into any such filings.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors is composed of three non-executive directors. The Committee is responsible for determination of the executive officers' salaries, the annual cash bonus and long term incentive plans. The Committee has prepared the following report for inclusion in this proxy statement describing the policies and process of compensating the executive officers of the Company.

COMPENSATION POLICIES

     The Company's compensation policies are designed to offer executive officers competitive salaries and additional compensation opportunities based on each executive officer's contribution to the Company's performance. Competitive compensation packages are designed to enable the Company to attract and retain individuals with superior abilities. Commensurate with his responsibilities, the Chief Executive Officer's annual compensation is more dependent on the Company's performance than is that of the other executive officers.

APPLICATION AND ADMINISTRATION OF COMPENSATION POLICIES

     The  compensation  of the Company's  executive  officers is determined  and
administered  annually  by  the  Committee.   The  Company's  executive  officer
compensation program has been designed to:

         * Provide compensation opportunities which are comparable to those offered by similar companies, thus allowing the Company to compete for and retain talented executives who are critical to its long term success;

         * Motivate executive officers to achieve specific business goals annually and reward them for their achievements; and

         * Align the interests of executive officers with the long term interests of stockholders by providing opportunities that can result in significant ownership of the Company's Common Stock.

     The Company did not pay compensation in 1994 to any of its executive officers or its Chief Executive Officer in excess of the tax deduction limits allowable under the Internal Revenue Code of 1986, as amended.

     At present, the executive officers' compensation packages are comprised of base salaries, an annual cash incentive bonus plan and long term incentive opportunities in the form of grants of stock options and awards of restricted stock, as well as other benefit plans typically offered to executive officers by comparable companies, including a supplemental Executive Retirement Plan which was adopted in 1994 for the Company's executive officers and Chief Executive Officer. The Plan, which became effective on January 1, 1995, provides for supplemental pension payments to compensate for the benefits that would have been payable under the Company's pension plan, but for the limitations imposed by the Internal Revenue Code of 1986, as amended.

BASE COMPENSATION

     Base salary ranges are established by the Committee for each executive officer after considering industry comparisons, the executive's position and responsibilities, his tenure and the size of the Company. Salaries are reviewed annually and adjusted as warranted to reflect sustained individual officer performance. The Committee focuses primarily on total annual compensation, including incentive awards, rather than salary alone, as an appropriate measure of an executive officer's performance and contribution. No changes in base salaries were made during 1994.

ANNUAL BONUS PLAN

     A cash bonus plan is formulated annually by the Committee. The potential 1994 cash bonus for the Chief Executive Officer and the other executive officers could have equaled 80% and 68% of their base salaries, respectively. The cash bonus plan was based in part on achievement of specific quantitative goals, measured in terms of increases in the Company's net income and return on average assets. These two measures accounted for sixty percent (60%) of the potential 1994 cash bonus. The Company did not meet either of these goals; therefore, no bonus was paid under those provisions of the plan. There were four other specific goals, each of which account for ten percent (10%) of the potential
1994 cash bonus. These goals included achievement of increases in customer service level (i.e., the Company's performance in filling orders on a timely basis), implementation of a new computer system, improvement in an expense to sales ratio and certain sales increases from new products. These goals were achieved in part, as a result of which the Committee authorized the payment of a 1994 cash bonus of nineteen and one-quarter percent (19 1/4%) of the base salary of each executive officer other than the Chief Executive Officer.

LONG-TERM INCENTIVE COMPENSATION

     Stock based incentives are an important element of the executive officers compensation package. To provide such incentives the Company maintains a stock plan for key employees which includes the granting of options or awards of restricted stock until January 31, 2003. The Committee believes the granting of stock based incentives is the best mechanism for aligning the financial interests of the Company's executive officers with interests of shareholders since both gain through the appreciation of the Company's stock. Unexercised stock options held by the Company's executive officers and Chief Executive Officer are listed in the Aggregated Option/SAR Exercises In Last Fiscal Year And Fiscal Year-End Option/SAR Values Table set forth on page 7. No stock options were granted and no awards of restricted stock were made in 1994.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     In accordance with the compensation philosophy and cash bonus criteria described above, the Committee authorized the payment of a cash bonus of twenty-two and sixty-five hundredths percent (22.65%) of his base salary to Paul
A. Saxton, Chairman of the Board and Chief Executive Officer. No change was made in his base salary and no stock based incentives were awarded to Mr. Saxton during 1994.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deduction to $1 million for compensation paid to the named executive officers unless certain requirements are met. At this time, it is not anticipated that any named executive officer of the Company will receive any such compensation in excess of this limit during 1995. Therefore, during 1994, the Committee did not take any action to comply with the new limit. The
Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future. The Committee's present intention is to comply with the requirements of Section 162(m) unless the Committee feels that required changes would not be in the best interests of the Company or its stockholders.

                                                          Compensation Committee
                                                    Charles E. Bradley, Chairman
                                                                 John S. Crowley
                                                               Phillip A. Ranney

     The following graph compares the yearly percentage change in the cumulative total return on the Company's Common Stock during the five fiscal years ended December 31, 1994, with cumulative total return on the S&P 500 Index and the S&P Housewares Composite Index. The comparison assumes $100 was invested on January 1, 1990 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                               PERFORMANCE GRAPH

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                 AMONG GENERAL HOUSEWARES CORP., S&P 500 INDEX
                       AND S&P HOUSEWARES COMPOSITE INDEX


Cumulative Total Return Summary

                   1989           1990      1991      1992      1993      1994
GHC                154.34         174.95    202.14    272.04    210.91
S&P 500            131.69         127.6     166.47    179.15    197.21
S&P Housewares     137.01         142.04    270.77    237.17    283.88

GHC                100            113       131       176       137      150
S&P 500            100             97       126       136       150      151
S&P Housewares     100            104       198       173       207      201

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In addition to his employment by the Company, Mr. Erickson is engaged in the private practice of law in Connecticut. To the extent that his services for the Company exceeds half of his time, he bills the Company for legal fees on the basis of $1,500 for eight hours or more per day and $750 for more than four but less than eight hours per day.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has selected Price Waterhouse as its independent public accountants for the current fiscal year. The firm has audited the Company's financial statements annually since 1967. Representatives of Price Waterhouse are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from the stockholders.

                                 OTHER MATTERS

     Management of the Company is not aware of any matters, other than those specified in the Notice of Annual Meeting and discussed above in this Proxy Statement, that are to be presented for action at the meeting. Should any other matters properly come before the meeting or any adjournment or adjournments thereof, the persons named as proxies in the enclosed form of proxy will have discretionary power to vote, pursuant to the proxies hereby solicited, with respect to such matters in accordance with their judgment on such matters.

     The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone, telegraph or facsimile transmission by regular employees of the Company or others affiliated with the Company. In addition, the Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses in sending or forwarding proxy material to principals in obtaining their proxies.

     In order to be considered for inclusion in the Company's Proxy Statement and form of proxy for next year's Annual Meeting, any proposals by stockholders intended to be presented at the 1996 Annual Meeting must be received by the Company on or before December 1, 1995.

     All stockholders are urged to execute, date and return promptly the enclosed form of proxy in the enclosed return envelope, regardless of whether they intend to be present in person at the Annual Meeting.

                                             By Order of the Board of Directors,

                                                             GORDON R. ERICKSON,
                                                                      Secretary.

Terre Haute, Indiana
Dated: March 31, 1995

                              FORM 10-K AVAILABLE

     THE FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION PROVIDES CERTAIN ADDITIONAL INFORMATION, A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO: TERESA BURNS, ASSISTANT SECRETARY, GENERAL HOUSEWARES CORP., P.O. BOX 4066, TERRE HAUTE, INDIANA 47804.

[Form of Proxy -- front]


                            GENERAL HOUSEWARES CORP.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints PAUL A. SAXTON and GORDON R. ERICKSON, and P each of them, his proxies with full power of substitution, to vote all shares of Common Stock of General Housewares Corp. which the undersigned is R entitled to vote at the Annual Meeting of the Stockholders of the Company
     to be held at 10:00 A.M. on Tuesday, May 2, 1995, at the Las Vegas O Convention Center, 3150 Paradise Road, Las Vegas, Nevada, and at any
     adjournments therof, with all powers the undersigned would possess if X personally present, upon and in respect of the following matter and, in their discretion for the transaction of such other business as may properly Y come before the meeting; all as set forth in the Proxy Statement dated
     March 31, 1995.

                                                  COMMENTS:(change  of  address)

     Election of Directors
     Nominees:
                                             -----------------------------------
     John S. Crowley
                                             -----------------------------------
     John H. Muller, Jr.
                                             -----------------------------------
     Paul A. Saxton
                                             -----------------------------------
                                       (If you have written in the above space,
                                         please mark the corresponding box on
                                          the reverse side of this card)

You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Proxy Committee cannot vote your shares unless you sign and return this card.

                                                             SEE REVERSE SIDE

[Form of Proxy -- Back]


     X  Please mark your
        vote as in this example

     This proxy will be voted FOR the election of the nominees for directors named on reverse.

            The Board of directors recommends a vote FOR proposal 1.
                    FOR   WITHHELD  For, except vote withheld from the following
                                    nominee(s):

1.  Election of
     directors      ----  -----    --------------------------------------------
   (see reverse)
                                    --------------------------------------------

                                                               Change of Address
                                                          -----Comments on
                                                               Reverse Side





                                   This proxy may be revoked by the undersigned
                                    as provided in the accompanying Proxy
                                    Statement.
                                   The undersigned hereby acknowledges receipt
                                    of the Notice of Annual Meeting of
                                    Stockholders and related Proxy Statement, both dated March 31, 1995.
                                   The undersigned hereby revokes any proxy or
                                    proxies heretofore given by the undersigned to any other person or persons.

SIGNATURE(S):                                 DATE
            ----------------------------------    ------------------------------
NOTE: Corporations are requested to sign their name by their president or other officer, and partnerships in their firm name by a general partner. When signing as attorney, executor, administrator, trustee, fiduciary, guardian, or in any other representative capacity, please give full title. If shares are held jointly, each holder should sign.